                                                                    Exhibit 4.7

                           GREENWOOD TRUST COMPANY

                    Master Servicer, Servicer and Seller

                                     and

                       U.S. BANK NATIONAL ASSOCIATION

                                   Trustee

                     on behalf of the Certificateholders




                    FIRST AMENDMENT TO SERIES SUPPLEMENT

                         Dated as of August 1, 1995

                                     to

                       POOLING AND SERVICING AGREEMENT

                         Dated as of October 1, 1993



                                $526,316,000

                        DISCOVER CARD MASTER TRUST I
                         SERIES 1995-2 CERTIFICATES


                                 Dated as of

                                May 15, 1998

     THIS FIRST AMENDMENT TO THE SERIES 1995-2 SUPPLEMENT (the "Amendment"), dated as of May 15, 1998, is entered into by and between GREENWOOD TRUST COMPANY, a Delaware banking corporation, as Master Servicer, Servicer and Seller ("Greenwood") and U.S. BANK NATIONAL ASSOCIATION (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee (the "Trustee").

     WHEREAS Greenwood and the Trustee have entered into the SERIES 1995-2 SUPPLEMENT (the "Agreement"), executed and delivered as of August 1, 1995 with respect to the Series 1995-2 Certificates, pursuant to Section 6.06 of that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 1993, as amended, relating to Discover Card Master Trust I; and

     WHEREAS pursuant to subsections 13.01(a)(ii) and (iv) of the Pooling and Servicing Agreement, Greenwood and the Trustee desire to amend Sections 1, 9 and 10 of the Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

     1. Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

     2. Amendment to the Agreement.

        (a) Effective as of the date hereof, Section 1 ("Definitions") of the Agreement is amended by deleting the definition of "Available Subordinated Amount" in its entirety and replacing it with the following:

     "Available Subordinated Amount," if there is a Subordinate Class with respect to Class A, shall mean, on a Distribution Date, the sum of

        (a) (i) with respect to the first Distribution Date, the Initial Subordinated Amount or (ii) with respect to any other Distribution Date, the Available Subordinated Amount after giving effect to all adjustments on the prior Distribution Date; and

        (b) the amount of Series Excess Servicing;

as such amount may be (x) reduced pursuant to the provisions of Section 9 to take into account (i) the amount of Class A and Class B Excess Servicing used to reimburse the Class A Cumulative Investor Charged-Off Amount, (ii) the amount of Class B Excess Servicing used to reduce the Class A Required Amount Shortfall, (iii) the amount of the Class B Subordinated Payment and (iv) the amount of any reduction in the Class B Investor Interest resulting from the reimbursement of the Class A Cumulative Investor Charged-Off Amount, in each case for such

Distribution Date, and (y) increased pursuant to the provisions of Section 9 to take into account the application of amounts on deposit in the Group Finance Charge Collections Reallocation Account (i) to reduce the Class B Required Amount Shortfall, (ii) to reduce the Class B Cumulative Investor Charged-Off Amount and (iii) to increase the Available Class B Credit Enhancement Amount, in each case for such Distribution Date.

Upon the occurrence of a Supplemental Credit Enhancement Event, the Available Subordinated Amount will be increased by the Supplemental Subordinated Amount. In addition, on the first Distribution Date following an Effective Alternative Credit Support Election, the Available Subordinated Amount shall be increased by the Additional Subordinated Amount. In no event, however, shall the Available Subordinated Amount exceed (i) through the last Distribution Date preceding an Effective Alternative Credit Support Election, the Initial Subordinated Amount plus the Supplemental Subordinated Amount and (ii) thereafter, the sum of the Initial Subordinated Amount, the Supplemental Subordinated Amount and the Additional Subordinated Amount.

        (b) Effective as of the date hereof, Section 9 ("Allocations of Collections") of the Agreement is amended as follows:

        (1) Clause (24) of Section 9(b) shall be amended by deleting such clause in its entirety and replacing it with the following:

   (24) The allocations set forth in clauses (24)(A) and (24)(B) shall be made, first, with respect to Class A, and then, if there is a Subordinate Class with respect to Class A, the allocations set forth in clauses (24)(A) and
(24)(B) shall be made with respect to Class B, to the extent that funds are available pursuant to this clause (24):

   (A)  An amount equal to the lesser of

        (x) the Class Required Amount Shortfall and

        (y) the product of

            (1) a fraction the numerator of which is the Class Required
                Amount Shortfall and the denominator of which is the sum of the Class Required Amount Shortfalls for all Classes designated by the same letter of the alphabet of all Series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (24)) and

            (2) the amount on deposit in the Group Finance Charge Collections
                Reallocation Account before any withdrawals therefrom with respect to any other Series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Finance Charge Collections Reallocation Account and deposited into the Series Distribution Account. The Class Required Amount Shortfall shall be reduced by the amount of such deposit. The Available Subordinated Amount shall be increased by the amount of any such deposit that reduces the Class B Required Amount Shortfall.

   (B) An amount equal to the lesser of

       (x) the Class Cumulative Investor Charged-Off Amount and

       (y) the product of

           (1) a fraction the numerator of which is the Class Cumulative Investor Charged-Off Amount and the denominator of which is the sum of the Class Cumulative Investor Charged-Off Amounts for all Classes designated by the same letter of the alphabet of all Series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (24)) and

           (2) the amount on deposit in the Group Finance Charge Collections Reallocation Account before any withdrawals therefrom with respect to any other Series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Finance Charge Collections Reallocation Account and deposited into the Series Principal Collections Account. The Class Cumulative Investor Charged-Off Amount shall be reduced by the amount of such deposit. The Available Subordinated Amount shall be increased by the amount of any such deposit that reduces the Class B Cumulative Investor Charged-Off Amount.

       (2) Clause (25)(B) of Section 9(b) shall be amended by deleting such clause in its entirety and replacing it with the following:

       (B) If there is a Subordinate Class with respect to Class A, an amount equal to the lesser of

       (x) the amount by which the Available Class B Credit Enhancement Amount is less than the Maximum Class B Credit Enhancement Amount and

       (y) the product of

           (1) a fraction, the numerator of which is the amount by which the Available Class B Credit Enhancement Amount is less than the Maximum Class B Credit Enhancement Amount and the denominator of which is the sum of, for each Series in the Group of which the Series established hereby is a member, the amount by which the Available Class B Credit Enhancement Amount for such Series is less than the Maximum Class B Credit Enhancement Amount for such Series (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (25)) and

           (2) the amount on deposit in the Group Finance Charge Collections Reallocation Account before any withdrawals therefrom with respect to any other Series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Finance Charge Collections Reallocation Account and paid to the Trustee as administrator of the Credit Enhancement for application in accordance with the provisions of the Credit Enhancement Agreement. Each of the Available Class B Credit Enhancement Amount and the Available Subordinated Amount shall be increased by the amount of such deposit.

       (c) Effective as of the date hereof, Section 10 ("Payments") of the Agreement is amended as follows:

       (1) Subsection (a)(6) shall be renumbered as subsection (a)(7).

       (2) A new subsection (a)(6) shall be added as follows:

           (6) On the first Special Payment Date of the Amortization Period, if any, after giving effect to the payments and withdrawals described above on such day, an amount equal to the lesser of

               (x) the Series Invested Amount and

               (y) the amount on deposit in the Series Principal Funding Account shall be withdrawn from the Series Principal Funding Account and shall be paid to the Investor Certificateholders pursuant to Section 5.01 of the Pooling and Servicing Agreement. Except as set forth in the following sentence, all such amounts shall be paid to the Class A Investor Certificateholders until the Class A Invested Amount is reduced to zero; and, thereafter, if there is a Subordinate Class with respect to Class A, such amounts shall be paid to the Class B Investor Certificateholders until the Class B Invested Amount is reduced to zero, unless the

            Series Termination Date occurs prior to such date. In no event shall any amounts be paid with respect to any Class of Investor Certificates pursuant to this clause (6) in excess of the Class Invested Amount for such Class. Any amounts remaining on deposit in the Series Principal Funding Account after the Class Invested Amount for each Class has been reduced to zero shall be paid to the Holder of the Seller Certificate.

            3. Effect Upon the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

            4. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Greenwood and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                            GREENWOOD TRUST COMPANY,
                              as Master Servicer, Servicer and Seller


                            By:    /s/ John J. Coane
                                   ---------------------------------------
                            Name:  John J. Coane
                                   ---------------------------------------
                            Title: Vice President, Director of Accounting,
                                   ---------------------------------------
                                   Treasurer and Assistant Secretary
                                   ---------------------------------------

                            U.S. BANK NATIONAL ASSOCIATION,
                              as Trustee


                            By:    /s/ Patricia M. Trlak
                                   ---------------------------------------
                            Name:  Patricia M. Trlak
                                   ---------------------------------------
                            Title: Vice President
                                   ---------------------------------------